UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

Adamas One Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41560	83-1833607
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

17767 N. Perimeter Dr., Ste. B115

Scottsdale, AZ 85255

(Address of principal executive offices)

(480) 356-8798

(Registrant’s telephone number, including area code)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JEWL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD.

As previously disclosed, on October 12, 2023, Adamas One Corp. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company of its noncompliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”) by failing to maintain a minimum bid price for the Company’s common shares of at least $1.00 per share for 30 consecutive business days. The Company was allowed an initial 180-day grace period, or until April 9, 2024, (the “Compliance Period”), to regain compliance with the Rule. To regain compliance with the Rule the closing bid price of the Company’s common shares needed to be at least $1.00 per share for a minimum of ten consecutive business days during the Compliance Period.

On April 11, 2024, the Company received notification that it had failed to regain compliance with the Rule and is not eligible for a second 180 day compliance period because of its failure to comply with the $5 million minimum stockholders’ equity initial listing requirement for the period ended December 31, 2023. Unless the Company timely requests a hearing before an independent Nasdaq Hearings Panel (the “Panel”), the Company’s securities will be subject to delisting. Accordingly, the Company will request a hearing before the Panel. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. In that regard, pursuant to the Nasdaq Listing Rules, the Panel has the discretion to grant an additional extension period that can expire as late as October 8, 2024. At the hearing, the Company will be asked to provide a plan to regain compliance to the Panel. The Company intends to present a plan to regain compliance with the Rule and request the continued listing of its common shares on Nasdaq pending such compliance. However, there can be no assurance that the Panel will grant the Company’s request or that the Company will ultimately regain compliance with all applicable requirements for continued listing on Nasdaq.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 17, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMAS ONE CORP.

Dated: April 17, 2024	By:	/s/ John G. Grdina
	Name: Title:	John G. Grdina President and Chief Executive Officer